Exhibit 1.01

LEAPFROG ENTERPRISES, INC.

Conflict Minerals Report

For the reporting period from January 1 to December 31, 2014

This Conflict Minerals Report (the “Report”) of LeapFrog Enterprises, Inc. (the “Company”) has been prepared pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1 to December 31, 2014.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, the Company contracts to manufacture products for which the Conflict Minerals are necessary to the functionality or production of those products.

Company Products Covered by this Report

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during the period from January 1 to December 31, 2014.

These products, which are referred to in this Report collectively as the “Covered Products,” are the following:

LeapPad Learning Tablet Systems. The LeapPad learning tablets are a line of children’s learning tablets designed for children ages three to nine and are used with game cartridges as well as digital content available in the Company’s App Center.

LeapTV Gaming Systems. LeapTV is an educational video gaming system consisting of a game console, which connects to an external television, a controller and a motion-sensing camera.

Leapster Learning Game Systems. Our line of Leapster handheld learning game systems are handheld gaming devices designed for children ages four to nine and are used with game cartridges as well as digital content available in the Company’s App Center.

LeapReader Learning Systems. The LeapReader learning systems line of products consists of the LeapReader reading and writing system, a stylus-based learn-to-read-and-write product, designed for children ages four to eight, and the LeapReader Junior reading system, a ready-to-read system for children ages one to four.

Cartridges. We sell over 50 educational learning games in cartridge format, which are compatible with our LeapPad and Leapster systems. Our cartridges cover educational cornerstones such as math, reading, writing, geography and sciences, as well as other topics such as life skills, creativity through art, music and imaginative play.

Learning Toys. We have a variety of learning toys designed for children from birth to age four that support a wide variety of important educational skills for infants and young children, including phoneme, letter, number and color recognition, musical awareness and fine motor skills.

LeapFrog’s Conflict Minerals Program

The Company maintains a Conflict Minerals Policy (the “Policy”), incorporating standards set forth in the OECD (2013) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition (the “OECD Guidance”), published by the Organisation for Economic Co-operation and Development (the “OECD”). The Policy provides that the Company is committed to identifying any Conflict Minerals contained in our products as a part of our social responsibility and in order to achieve compliance with the Rule. In addition, the Policy states that LeapFrog supports, contributes to and will rely on industry initiatives, such as the Conflict Free Smelter Program, to validate that the metals used in our products are not contributing to conflict. The policy is posted on our website at www.leapfrog.com/en-us/legal/conflict-minerals.

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Consistent with the first step in the OECD Guidance, the Company has identified the key stakeholders within the Company with respect to Conflict Minerals in order to structure internal management to support supply chain due diligence. This group consists of a cross-functional team of employees from various departments, including members of the Company’s Legal, Internal Audit and Global Supply Chain departments in the United States and Hong Kong. The Company has assigned roles and responsibility for supply chain due diligence and compliance with the Rule to its key stakeholders. The Company has conducted training and education to members of this team regarding the key regulatory, environmental and human rights issues and developments involved in the Rule.

The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the Company and the original sources of Conflict Minerals. The Company contracts to manufacture all of the Covered Products from contract manufacturers (“Contract Manufacturers”) and does not manufacture any of the Covered Products directly.

Similarly, the Company does not purchase the majority of the components of the Covered Products directly since it does not manufacture the Covered Products. However, the Company does negotiate for and purchase certain limited key components directly from suppliers (“Key Suppliers” and, together with the Contract Manufacturers, the “Covered Suppliers”). However, the vast majority of the components of the Covered Products are sourced and purchased by our Contract Manufacturers. The Company does not purchase any Conflict Minerals directly from mines, smelters or refiners.

The Company must therefore rely on the Covered Suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information. Moreover, the Company believes that the smelters and refiners of such Conflict Minerals are best situated to identify the sources of Conflict Minerals. Therefore, the Company has developed a system of controls and transparency over its Conflict Minerals supply chain in order to enable it to meet the objectives of the Conflict Minerals Policy, including taking steps to identify the applicable smelters and refiners of Conflict Minerals in its supply chain.

First, the Company communicated information regarding the Company’s supply chain due diligence process to the Covered Suppliers. This consisted of the distribution of written material to the Covered Suppliers, providing: (i) an introduction to and overview of the Rule, (ii) LeapFrog’s commitment to sourcing responsibly and its position that mining activities that fuel conflict are unacceptable, and (iii) the process the Company was going to undertake to comply with the Rule. After the initial communication was distributed, the Company conducted training on the topic for its Covered Suppliers.

The Company also maintains contractual provisions in its contractual agreements with its Contract Manufacturers. These provisions require Contract Manufacturers to agree to (i) adopt policies and establish systems to procure Conflict Minerals to be used in the Covered Products from sources that have been verified as conflict free, (ii) communicate to and enforce such conflict minerals policy on their sub-suppliers, and (iii) assist LeapFrog with its system of controls and transparency over its Conflict Minerals supply chain. In addition, Contract Manufacturers have agreed to provide LeapFrog a certification or representation from the facility where the Conflict Minerals were processed demonstrating that the Conflict Minerals did not originate from the Covered Countries or that they originated from recycled or scrap sources.

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Reasonable Country of Origin Inquiry

As part of its Reasonable Country of Origin Inquiry, the Company sent the EICC-GeSI Survey to all of its Covered Suppliers. The EICC-GeSI Survey refers to the Minerals Reporting Survey Template (Revision 3.01, the “EICC-GeSI Survey”), co-published by the Electronic Industry Citizen Coalition and the Global e-Sustainability Initiative (“EICC-GeSI”). The EICC-GeSI Survey is a standardized reporting template developed by the Conflict-Free Sourcing Initiative that facilitates the transfer of information through the supply chain regarding smelters, refiners and mineral country of origin. The EICC-GeSI survey enables the Company to obtain greater control and transparency over its mineral supply chain.

The Company reviewed and verified the completeness of the survey responses from the Covered Suppliers. The Company rejected incomplete or incorrectly completed surveys and instructed suppliers on the correct manner to complete the survey. In numerous instances the Company received, even after repeated inquires, conflicting or incomplete information regarding those facilities utilized to process the Conflict Minerals, as well as insufficient information regarding the mine(s) or source(s) of origin of the Conflict Minerals. In some cases, the Covered Suppliers responded by providing a list of all smelters or refiners used to process the Conflict Minerals for all products sold by the Covered Supplier, instead of limiting their responses to the smelters or refiners used to process the Conflict Minerals incorporated into the Company’s Covered Products. The Company worked to focus the responses on the Conflict Minerals only in the Company’s Covered Products and to resolve inconsistencies in the information provided. However, many of the Covered Suppliers do not have systems in place to allow them to accurately identify the facilities utilized to process the Conflict Minerals specifically for the Covered Products.

At the end of this process, the Company had received a response rate of acceptable EICC-GeSI surveys from 62% of its Covered Suppliers.

Due Diligence

The Company exercised due diligence on the source and chain of custody of the Conflict Minerals used in the Covered Products. The Company’s due diligence measures were designed to conform to the framework in the OECD Guidance.

Due Diligence Measures Performed

Based on its assessment of survey responses received from the Covered Suppliers, LeapFrog implemented due diligence measures which included, but were not limited to, the following:

•	Reporting to senior management on Covered Suppliers’ responses to our Conflict Minerals information requests, including updates on monitoring and tracking corrective action and risk mitigation efforts (where applicable);
•	Communicating our policy on Conflict Minerals to Covered Suppliers and our commitments and requirements expected of our suppliers, supported by email and phone dialogues;
•	Comparing smelters and refiners identified by Covered Suppliers to (i) the Conflict Minerals Reporting Template developed by the Conflict-Free Sourcing Initiative which lists validated conflict free and verified facilities and (ii) the US Department of Commerce list of all known conflict mineral processing facilities worldwide;
•	Conducting our own supplemental research on smelters and refiners identified by our Covered Suppliers; and
•	Developing a risk mitigation plan that allows for continued trade with a Covered Supplier during its risk mitigation efforts.

Product Determination

Based on the information that was provided by the Covered Suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed in Annex I. We are unable to definitively link the identified smelters and refiners to only those products and materials in our supply chain; therefore our smelter and refiner list likely contains more processing facilities than are actually in our supply chain and used to manufacture the Covered Products.

Based on the information obtained pursuant to the due diligence process, the Company does not have sufficient information to conclusively determine the country of origin of all of the Conflict Minerals in the Covered Products. At the same time, we received no information from our Covered Suppliers indicating that the tin, tantalum, tungsten or gold in our Covered Products directly or indirectly financed or benefitted armed groups in the Covered Countries. Also, due to the manner in which our Covered Suppliers disclosed country of origin information, we do not believe that all of the countries named are actually in our supply chain or Covered Products. However, based on the information that has been obtained, the Company has reasonably determined that the Conflict Minerals may have originated from the countries listed in Annex II, as well as from recycled and scrap sources.

Based on the information obtained pursuant to the due diligence process, the Company believes there is a risk that the Covered Products may contain Conflict Minerals from the Covered Countries. The Company’s due diligence into the supply chain did not determine conclusively whether any of the Covered Products did or did not contain any Conflict Minerals from any Covered Country which directly or indirectly financed or benefitted armed groups, as defined in the Rule.

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Steps to Improve Due Diligence

The Company intends to further mitigate the risk that the necessary Conflict Minerals contained in the Company’s products finance or benefit armed groups in the Covered Countries by continuing to improve its due diligence processes. In particular, the Company intends to (i) strengthen the Company’s system of controls and transparency over its Conflict Mineral supply chain, (ii) continue to engage its Covered Suppliers to improve the transparency of its supply chain, (iii) continue to work with its Covered Suppliers to help them understand and satisfy the Company’s Conflict Minerals requirements and (iv) explore the feasibility of working with suppliers and contract manufacturers who are able to obtain a “conflict free” designation for their products.

Independent Private Sector Audit (IPSA)

Not required for calendar year 2014.

Websites Not Incorporated by Reference

The content of any website referred to in this Report is included for general information only and is not incorporated by reference in this Report.

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ANNEX I

Subject Mineral	Smelter or Refiner Facility Name	Country Location of Smelter or Refiner
Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	AngloGold Ashanti Córrego do Sítio Minerção	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asaka Riken Co Ltd	Japan
Gold	Aurubis AG	Germany
Gold	CCR Refinery – Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	China National Gold Group Corporation	China
Gold	Chugai Mining	Japan
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Johnson Matthey Inc	United States
Gold	Johnson Matthey Ltd	Canada
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd	Japan
Gold	LS-NIKKO Copper Inc.	South Korea
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co. LTD	Japan
Gold	Ohio Precious Metals, LLC	United States
Gold	Ohura Precious Metal Industry Co., Ltd	Japan
Gold	PAMP SA	Switzerland
Gold	Rand Refinery (Pty) Ltd	South Africa
Gold	Royal Canadian Mint	Canada
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Zhaojin Gold & Silver Refiner Co. Ltd	China
Gold	Shanghai Gold Exchange	China
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd.	China

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Gold	Tokuriki Honten Co., Ltd	Japan
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co Ltd	Japan
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co. Ltd	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Group	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	Solikamsk Metal Works	Russian Federation
Tantalum	Taki Chemicals	Japan
Tantalum	Ulba	Kazakhstan
Tin	Alpha	United States
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cookson	United States
Tin	Cooper Santa	Brazil
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV JusTindo	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	EM Vinto	Bolivia
Tin	Fenix Metals	Poland
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Gejiu Zi-Li	China
Tin	Jiangxi Nanshan	China
Tin	Laibin Smelter	China
Tin	Magnu's Minerais Metais e Ligas LTDA	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia

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Tin	Metallo Chimique	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	OMSA	Bolivia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT REFINED BANGKA TIN	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	PT Timah (Persero), Tbk	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais, Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin	Yunnan Tin Company, Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Tejing Tungsten and Molybdenum Co. Ltd	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany

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Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	China
Tungsten	Kennametal Huntsville	United States
Tungsten	Wolfram Company CJSC	Russian Federation
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co Ltd	China
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China
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ANNEX II

Argentina

Australia

Bolivia

Brazil

Canada

Chile

China

Colombia

Democratic Republic of the Congo

Ethiopia

Germany

Hong Kong

Indonesia

Japan

Malaysia

Mexico

Nigeria

Papua New Guinea

Peru

Russia

Rwanda

South Africa

South Korea

Spain

Switzerland

Taiwan

Thailand

United States of America

Vietnam

Zimbabwe

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